Exhibit 10.23

DEED OF VARIATION OF CONTRACT

(1)Kalvista pharmaceuticals limited (2)dr christopher yea

CONTENTS

ClausePage

1.	Terms defined in the Contract1
2.	Variation1
3.	Governing law3
4.	Jurisdiction3
Schedule 1 Original Agreement	4

THIS DEED is made on 2019

BEtween:

(1)

KALVISTA PHARMACEUTICALS LIMITED incorporated and registered in England and Wales with company number 07543947 whose registered office is at Building 227 Tetricus Science Park, Porton Down, Salisbury, Wiltshire, SP4 0JQ (the “Company”); and

(2)	DR CHRISTOPHER MARTYN YEA of [****], (the “Executive”).

(together the “Parties”)

Background:

(A)	The Company and the Executive are party to a service agreement dated 1 November 2015, as amended on 31 January 2019, (the “Contract”), a copy of which is attached at Schedule 1 to this deed.
(B)

The KalVista Pharmaceuticals, Inc. compensation committee has approved certain changes to the Agreement. Consequently, the Parties wish to amend the Agreement as set out in this deed with effect from June 26, 2019 (the “Variation Date”).

1.	Terms defined in the Contract

In this deed, expressions defined in the Contract and used in this deed have the meaning set out in the Contract.

2.	Variation
2.1	With effect from the Variation Date the Parties agree the following amendments to the Contract:

a)

Clause 10 is amended so that subclause 10.1 is deleted and replaced with the following:

10.1Subject to the provisions of this clause the Executive will be entitled to a salary at the rate of USD $420,000 per annum (the “Salary”). Such Salary shall accrue from day to day and will be paid in United States Dollars monthly in arrears on such day of each calendar month as the Company may nominate.  Executive acknowledges and agrees that he will be paid in United States Dollars, and that he will be solely responsible for any and all costs and fees, or any loss of value due to the then current exchange rate, or fluctuations thereof, related to any subsequent currency exchange he makes with respect to such payments.

Clause 10 is amended so that subclause 10.3 is deleted and replaced with the following:

10.3The Executive will be eligible to participate in a discretionary performance related bonus each year dependent upon the achievement of pre-determined personal and corporate objectives. In making any bonus award, the Board will assess the Executive’s success in achieving the pre-determined objectives and any bonus shall be made in the same manner and at the same time that other senior-level executives receive their annual incentive compensation awards, but in no event later than 2 ½ months following the last day of the applicable Company fiscal year, and, except as otherwise provided herein, will be subject to the Executive’s continued employment through the last day of the applicable Company fiscal year.  The target amount of bonus for which the Executive will be eligible for the Company’s 2020 fiscal year will be 40% of the Executive’s Salary (less applicable tax and National Insurance contributions) and which shall be remitted in the currency and on the basis set out in clause 10.1.  Additionally, Executive acknowledges and agrees that payment of any bonus amount earned and payable with respect to the Company’s 2019 fiscal year shall be remitted in the currency and on the basis set out in clause 10.1.  Executive acknowledges and agrees that he will be paid in United States Dollars, and that he will be solely responsible for any and all costs and fees, or any loss of value due to the then current exchange rate, or fluctuations thereof, related to any subsequent currency exchange he makes with respect to such payments.  If the Executive receives any bonus payment, the Company is not obliged to make further bonus payments and any such bonus payment shall not for part of the Executive’s contractual remuneration or salary. Bonus payment shall not be pensionable or treated as part of basic salary for any purpose

Clause 10 is amended so that the following is added to the end of subclause 10.4:

The Executive acknowledges that all liabilities to income tax and National Insurance contributions are required to be satisfied in Great British Pounds and that the Company will apply such exchange rate on the date of payment as it considers appropriate to calculate the amounts to be withheld from any payments otherwise due to the Executive and remit such sums to HMRC.

2.2	Except as set out in clause 2.1, the Contract shall continue in full force and effect.
3.	Counterparts

This deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

4.	Governing law

This deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

5.	Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this deed or its subject matter or formation.

THIS AGREEMENT has been entered into as a deed on the date stated at the beginning of it.

Schedule 1

Original Agreement

Executed as a Deed)
by DR CHRISTOPHER YEA)  /s/ Dr Christopher Yea
in the presence of:)

Signature of witness: /s/  Debra Lyon

Name:  Debra Lyon

Address: [****]

Occupation:  Finance Manager

Executed as a Deed )
(but not delivered until the date)
appearing at the head of page 1))
by KALVISTA PHARMACEUTICALS)
LIMITED acting by T. AndrewCrockett  )
a director in the presence of:)

/s/ T. Andrew Crockett_______________________
Director

Signature of witness:  /s/ Debra Lyon

Name:  Debra Lyon

Address:  [****]

Occupation:  Finance Manager

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